EXHIBIT (8)(i)(i)

FUND PARTICIPATION AGREEMENT

AMENDMENT NO. 2

May 1, 2001

THIS AGREEMENT made as of the 17th day of February, 1998, and amended on April 17, 2000, by and among Lord Abbett Series Fund, Inc. ("FUND"), a Maryland Corporation, Lord, Abbett & Co. ("ADVISER"), a New York Partnership, Sun Life Assurance Company of Canada (U.S.), a life insurance company organized as a corporation under the laws of the state of Delaware, and Sun Life Insurance and Annuity Company of New York, a life insurance company organized as a corporation under the laws of the State of New York (each insurance company is hereinafter referred to as the "COMPANY"), is hereby amended as follows:

1. Appendix A is deleted in its entirety and replaced with the following:

Appendix A

FUND and its Portfolios

Lord Abbett Series Fund, Inc. Growth and Income Portfolio

Mid Cap Value Portfolio

International Portfolio

2. Appendix B is deleted in its entirety and replaced with the following:

Appendix B

Separate Accounts Selected Portfolios

Sun Life of Canada (U.S.) Variable Account F Growth and Income Portfolio

Mid Cap Value Portfolio

International Portfolio

Sun Life of Canada (U.S.) Variable Account G Mid Cap Value Portfolio

Sun Life (NY) Variable Account C Growth and Income Portfolio

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers signing below.

Effective Date: May 1, 2001

Lord Abbett Series Fund, Inc.

By: _______________________________

Name:

Title:

Lord, Abbett & Co.

By: _______________________________

Name:

Title:

Sun Life Assurance Company of

Canada (U.S.)

By: _______________________________

Name:

Title:

By: _______________________________

Name:

Title:

Sun Life Insurance and Annuity Company of New York

By: _______________________________

Name:

Title:

By: _______________________________

Name:

Title:

J/GC/Lawdept/Tremblay2000/Participation Agreements/Lord Abbett/Lord Abbett Part Agree No 2 (5.1.01) Final